Exhibit 23.1

November 6, 2026

The Board of Directors

HomesToLife Ltd

12 Tai Seng Link

GRC Centre, #03-01A

Singapore 534233

Dear Sirs

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 as amended (File No.: 333-298560) of HomesToLife Ltd (the “Company”) of our report dated March 23, 2026, relating to the consolidated and combined balance sheets of HomesToLife Ltd and its subsidiaries as of December 31, 2025 and 2024 and the related consolidated and combined statements of operations and comprehensive income, consolidated and combined statement of changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2025, included in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ CLA Singapore Assurance PAC
CLA Singapore Assurance PAC
(formerly known as CLA Global TS Public Accounting Corporation)
Singapore